Exhibit 99.1

                                PRESS RELEASE
                                -------------

For Immediate Release


                   SANTA FE FINANCIAL CORPORATION STOCK
                 TO BE DELISTED FROM NASDAQ SMALLCAP MARKET


Los Angeles, California, November 4, 2003 - Santa Fe Financial Corporation (Nasdaq SmallCap: SFEF) announced that, by letter dated November 3, 2003, it was notified by the Staff of The Nasdaq Stock Market ("Nasdaq") of the Staff's determination that the Company's securities would be delisted from the Nasdaq SmallCap Market at the opening of business on November 12, 2003. The Company had previously been notified by the Nasdaq Staff that it no longer meets the minimum 500,000 publicly held shares requirement for continued listing on the Nasdaq SmallCap Market as set forth in Marketplace Rule 4310(c)(7) and was required to submit a plan to achieve and sustain compliance with all Nasdaq SmallCap listing requirements.

After consideration of the fees, additional listing requirements and related costs necessary to maintain the Company's Nasdaq SmallCap listing, and other factors, Santa Fe's Board of Directors decided that it would not be in the best interests of the Company and its shareholders to continue with that listing and the Company elected not to submit a plan of compliance. It is expected that the Company's common stock will immediately become eligible for trading on the OTC Bulletin Board under its current symbol of SFEF, effective with the opening of business on November 12, 2003.

                                   *  *  *

Statements in this release that are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.



CONTACT:    John V. Winfield, President and Chief Executive Officer,
            Telephone: (310) 889-2500; or Michael G. Zybala, Vice
            President and Secretary, Telephone: (858) 673-4722